Exhibit 11

CYTRX CORPORATION
COMPUTATION OF NET LOSS PER SHARE


COMPUTATION OF LOSS PER SHARE - PRIMARY
                                              Three Month Period Ended              Nine Month Period Ended
                                                    September 30,                         September 30,
                                              -------------------------            ------------------------
                                                 1996           1995                 1996           1995
                                              ----------      ---------            ---------      ---------
Net loss                                     $(1,120,164)   $(1,952,208)         $(3,577,482)   $(8,670,321)
                                               ---------      ---------            ---------      ---------
Average number of common shares outstanding    7,705,829      7,907,624            7,809,622      7,898,439
Common shares issuable assuming exercise of
  stock options and warrants  (1)                      -              -                    -              -
                                               ---------      ---------            ---------      ---------
Total                                          7,705,829      7,907,624            7,809,622      7,898,439
                                               ---------      ---------            ---------      ---------
Net loss per share                           $     (0.15)   $     (0.25)         $     (0.46)   $     (1.10)
                                               =========      =========            =========      =========



COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                     $(1,120,164)   $(1,952,208)         $(3,577,482)   $(8,670,321)
                                               ---------      ---------            ---------      ---------
Average number of common shares outstanding    7,705,829      7,907,624            7,809,622      7,898,439
Common shares issuable assuming exercise of
  stock options and warrants  (1)                      -              -                    -              -
                                               ---------      ---------            ---------      ---------
Total                                          7,705,829      7,907,624            7,809,622      7,898,439
                                               ---------      ---------            ---------      ---------
Net loss per share                           $     (0.15)   $     (0.25)         $     (0.46)   $     (1.10)
                                               =========      =========            =========      =========

(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be anti-dilutive.





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